Exhibit 10.16

January 1, 2019	PROMISSORY NOTE	$200,000

FOR VALUE RECEIVED, the undersigned, Hollyweed North Cannabis Inc. (the "Borrower"), hereby promises to pay to or to the order of Livio Susin (the "Lender") (on behalf of David Anthony) in Vancouver, British Columbia, or any other place as the Lender may from time to time designate by notice in writing to the Borrower, the principal amount of TWO HUNDRED THOUSAND DOLLARS ($200,000.00) (the "Principal Amount") in lawful currency of Canada on March 31, 2019.

Interest totaling TEN THOUSAND, FIVE HUNDRED DOLLARS ($10,500.00) for the loan period must be prepaid no later than January 31, 2019. The Borrower may at any time and from time to time without notice, penalty or bon us, prepay the Principal Amount or a portion thereof.

Legal and documentation fees for the loan totaling ONE THOUSAND, THREE HUNDRED AND FIFTY DOLLARS ($1,350.00) are due and payable upon advance of the promissory note principal.

The Borrower hereby agrees that the Lender may file a financing statement pursuant to the Personal Property Security Act (British Columbia) with respect to the debt owning pursuant to this Note, at the sole cost of the Lender.

The Borrower HEREBY WAIVES demand and presentment for payment, protest and notice of protest and dishonor of this Note. The Lender may assign this Note in it sole discretion.

This Note shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in British Columbia.

IN WITNESS WHEREOF this Note has been executed by the Borrower with effect as of the date first written above.

Hollyweed North Cannabis Inc., by its authorized signatory:

Signed:	/s/ Renee Gagnon
Per:	Renee Gagnon

Livio Susin:

Signed:	/s/ Livio Susin

March 31, 2019	PROMISSORY NOTE EXTENSION AGREEMENT	$200,000

This Promissory Note Extension Agreement, hereinafter referred to as "Extension Agreement," is entered into as of the date above written, by and between Hollyweed North Cannabis Inc. (the "Borrower"), and Livio Susin (thee "Lender") (on behalf of David Anthony).

WHEREAS, Borrower and Lender have entered into a Promissory Note dated January 1, 2019, in the original principal amount of $200,000 CAD, hereinafter referred to as the "Note". The Note was originally due March 31, 2019.

WHEREAS, the principal balance of the Note immediately prior to this Extension Agreement is $200,000 CAD; and

WHEREAS, Borrower and Lender desire to enter into this Extension Agreement in order to extend the due date of the Note to September 30, 2019;

NOW, THEREFORE, Borrower and Lender hereby agree as follows:

1.	The maturity date of the Note is extended to September 30, 2019 (the "Extended Maturity Date").

2.	Interest of $3,500 per month shall be payable monthly, in arrears on the last day of each month.

3.	All other terms and conditions of the Note remain unchanged and in effect.

IN WITNESS WHEREOF, the parties have executed and agreed to this Agreement as of the date first set forth above.

Hollyweed North Cannabis Inc., by its authorized signatory:

Signed	/s/ Renee Gagnon
Per:	Renee Gagnon, CEO

Livio Susin:

Signed:	/s/ Livio Susin